Exhibit 99.1

C.E. Andrews, President

RSM McGladrey Business Services, Inc.

An H&R BLOCK Company

One South Wacker Drive, Ste. 800, Chicago, IL 60606

O 312-634-4447

ce.andrews@rsmi.com

September 15, 2009

To the Members of the M&P Board:

RSM McGladrey, Inc. (“RSM”) hereby provides McGladrey & Pullen, LLP (“M&P”) with notice of its intent to terminate the Administrative Services Agreement, dated as of January 30, 2006, by and among RSM, which is an indirect wholly-owned subsidiary of H&R Block, Inc., and M&P, as amended by Amendment No. One (1) to Administrative Services Agreement, effective as of June 1, 2008 (collectively, the “Administrative Services Agreement”), pursuant to Sections 2 and 9 of the Administrative Services Agreement. The two hundred ten (210) day notice period set forth in the Administrative Services Agreement will commence immediately upon M&P’s receipt of this notice.

This notice should not in any way be construed as unwillingness on our part to continue discussions on developing a way for our two organizations to work together going forward, which continues to be RSM's preference.

Sincerely,

C. E. Andrews

President, RSM McGladrey, Inc.

cc:	Quentin Tim Johnson

David E. Kendall

Richard Miller

RSM McGladrey, Inc. is a member firm of RSM International,

an affiliation of separate and independent legal entities.